Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of our report dated June 6, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in Activision, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
June 23, 2003